WPP plc

Sea Containers

18 Upper Ground

London SE1 9GL

United Kingdom

WPP Finance 2010

Sea Containers

18 Upper Ground

London SE1 9GL

United Kingdom

WPP 2025 LLC

3 World Trade Center

175 Greenwich Street

New York NY 10007

United States

Allen Overy Shearman Sterling LLP One Bishops Square London E1 6AD United Kingdom Tel +44 (0)20 3088 0000 Fax +44 (0)20 3088 0088
Our ref SD0016432-0000755 UKO2: 2010901418.4

March 19, 2026

WPP Finance 2010

WPP 2025 LLC

Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as special United States counsel to WPP Finance 2010, a private unlimited liability company incorporated under the laws of England and Wales, WPP 2025 LLC, a limited liability company organized under the laws of Delaware (together, the “Issuers”), WPP plc, a public company limited by shares incorporated under the laws of Jersey (the “Parent Guarantor”), WPP Jubilee Limited, a private limited company in England and Wales and WPP 2005 Limited, a private limited company incorporated under the laws of England and Wales (together with the Parent Guarantor and WPP Jubilee Limited, the “Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an indeterminate amount of debt securities of the Issuer (the Debt Securities) to be issued pursuant to a base indenture among the Issuer, the Guarantors, Wilmington Trust, National Association, as trustee and Citibank N.A., as registrar and paying agent (the “Indenture”); and (ii) the guarantees (the “Guarantees”) of each of the Guarantors of the Debt Securities. The Debt Securities and the Guarantees will be offered from time to time on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act.

In that connection, we have reviewed originals or copies of the following documents:

(a)	the registration statement on Form F-3 relating to the Debt Securities and Guarantees;

Allen Overy Shearman Sterling LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is authorised and regulated by the Solicitors Regulation Authority of England and Wales (SRA number 401323). The term partner is used to refer to a member of Allen Overy Shearman Sterling LLP or an employee or consultant with equivalent standing and qualifications. A list of the members of Allen Overy Shearman Sterling LLP and of the non-members who are designated as partners is open to inspection at its registered office, One Bishops Square, London E1 6AD.

Allen Overy Shearman Sterling LLP or an affiliated undertaking has an office in each of: Abu Dhabi, Amsterdam, Antwerp, Austin, Bangkok, Beijing, Belfast, Boston, Bratislava, Brussels, Budapest, Casablanca, Dallas, Dubai, Dublin, Düsseldorf, Frankfurt, Hamburg, Hanoi, Ho Chi Minh City, Hong Kong, Houston, Istanbul, Jakarta (associated office), Johannesburg, London, Los Angeles, Luxembourg, Madrid, Menlo Park, Milan, Munich, New York, Paris, Perth, Prague, Riyadh, Rome, San Francisco, São Paulo, Seoul, Shanghai, Silicon Valley, Singapore, Sydney, Tokyo, Toronto, Warsaw, Washington, D.C.

(b)	the form of Indenture; and
(c)	the forms of the Debt Securities as set forth in the Indenture.

The documents described in the foregoing clauses (a) through (c) are collectively referred to as the “Opinion Documents”.

In our review of the Opinion Documents and other documents, we have assumed:

(a)	The genuineness of all signatures.
(b)	The authenticity of the originals of the documents submitted to us.
(c)	The conformity to authentic originals of any documents submitted to us as copies.
(d)	That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, (other than the Issuers and the Guarantors to the extent that Generally Applicable Law (as defined below) is applicable), enforceable against each such party in accordance with its terms.
(e)	That under English and Jersey law, as the case may be, each of the Opinion Documents is the legal, valid and binding obligation of the Issuers and the Guarantors enforceable against each such party in accordance with its terms.
(f)	That:
(i)	Each of the parties to the Opinion Documents (other than WPP 2025 LLC) is an entity duly organized and validly existing under the laws of its jurisdiction of organization.
(ii)	Each of WPP Finance 2010 and the Guarantors have power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Opinion Documents to which it is a party.
(iii)	The execution, delivery and performance by each of WPP Finance 2010 and the Guarantors of the Opinion Documents to which it is a party does not and will not:
(A)	contravene its certificate or articles of incorporation, by-laws or other organizational documents; or
(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.
(g)	That the execution, delivery and performance by each of the Issuers and the Guarantors of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it.
(h)	We have assumed that at the time of the issuance, sale and delivery of any Debt Securities or Guarantees there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Debt Securities or Guarantees.
(i)	We have assumed that each issuance of Debt Securities will be in an aggregate principal amount of not less than U.S.$2,500,000 or the equivalent thereof.

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We have not independently established the validity of the foregoing assumptions.

For purposes of this opinion, “Generally Applicable Laws” means the federal law of the United States of America, the law of the State of New York  and the Limited Liability Company Act of the State of Delaware.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	When the Registration Statement has become effective under the Securities Act and the Debt Securities have been duly executed by the relevant Issuer, authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the relevant Issuer, enforceable against such Issuer in accordance with their terms, and the Debt Securities will be entitled to the benefits of the Indenture.
2.	When the Registration Statement has become effective under the Securities Act and the Debt Securities have been duly executed by the relevant Issuer, authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Registration Statement, the Guarantees will be the legal, valid and binding obligations of the Guarantors, enforceable against each respective Guarantor in accordance with their terms, and the Guarantees will be entitled to the benefits of the Indenture.

Our opinions expressed above are subject to the following qualifications:

(a)	Our opinions above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, resolution, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.
(b)	Our opinions above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).
(c)	We express no opinion as to the enforceability of (i) any waiver of any applicable defenses, rights of set-off or counterclaims that are not capable of waiver, (ii) any provision relating to the severability of provisions in the Opinion Documents, or (iii) any provision of any of the Opinion Documents to the effect that terms may not be waived or modified except in writing.
(d)	Although the Opinion Documents provide for obligations of the Company denominated in a currency other than United States dollars, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.
(e)	We express no opinion with respect to Section 1.13 of the Indenture to the extent that such section (i) contains a waiver of any objection based on inappropriate venue or forum non conveniens in any federal court of the United States or (ii) implies that a federal court of the United States has subject matter jurisdiction.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Sincerely yours,

/s/ Allen Overy Shearman Sterling LLP

ALLEN OVERY SHEARMAN STERLING LLP

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